UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 26, 2005

Copart, Inc.

(Exact name of registrant as specified in its charter)

California	0-23255	94-2867490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4665 Business Center Drive
Fairfield, California 94534

(Address of Principal Executive Offices, including Zip Code)

(707) 639-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01               Entry into a Material Definitive Agreement.

Cash Bonuses

On September 26, 2005, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Copart, Inc. (the “Company”) approved the following payments of cash bonuses for the fiscal year ended July 31, 2005, to the following executive officers of the Company:

Name of Officer	Cash Bonus Amount
Willis J. Johnson	$950,000
A. Jayson Adair	$700,000
James E. Meeks	$350,000
David L. Bauer	$200,000
Vincent W. Mitz	$200,000
Paul A. Styer	$150,000

Salary Increases

On September 26, 2005, the Committee also approved an increase in the annual base salary for the fiscal year ended July 31, 2006 for the following executive officers of the Company:

Name of Officer	Previous Annual Base Salary	New Annual Base Salary	Effective Date
Willis J. Johnson	$500,000	$600,000	September 26, 2005
A. Jayson Adair	$400,000	$500,000	September 26, 2005
James E. Meeks	$275,000	$300,000	September 26, 2005
David L. Bauer	$225,000	$240,000	September 26, 2005
Vincent W. Mitz	$225,000	$240,000	September 26, 2005
Paul A. Styer	$200,000	$210,000	September 26, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Copart, Inc.

By:	/S/ William E. Franklin
William E. Franklin Senior Vice President and Chief Financial Officer

Date:  October 19, 2005